AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CATALOG.COM, INC.

CATALOG.COM, INC., a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), does hereby certify that:

FIRST: The name of this Corporation is Catalog.com, Inc, and the name under which it was originally incorporated is Ethos Communications Corp.

        SECOND: The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of the State of Oklahoma was February 28, 1996. The date of filing of this Corporation's Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Oklahoma was April 14, 1999.

        THIRD: Pursuant to Sections 1077 and 1080 of the Oklahoma General Corporation Act, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

                                    ARTICLE I

                                      Name

                The name of this Corporation is:  Catalog.com, Inc.

                                   ARTICLE II

                                Registered Agent

The address of the Corporation's registered office in the State of Oklahoma is 14000 Quail Springs Parkway, Suite 3600, Oklahoma City, Oklahoma, Oklahoma County, Oklahoma 73134. The name of its registered agent at such address is Catalog.com, Inc.

                                   ARTICLE III

                                    Duration

                  The duration of the Corporation is perpetual.

                                   ARTICLE IV

                                    Purposes

The objectives and purposes for which the Corporation is organized is for any lawful act or activity for which a corporation may be organized under the General Corporation Act of the State of Oklahoma, now or hereafter in effect.


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                                        6

                                                          ARTICLE V

                                                     Authorized Capital

                The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 21,000,000 shares, divided into classes designated as follows: (i) 19,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); and (ii) 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                                                         ARTICLE VI

                                                     Attributes of Stock

                The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

                Common Stock: Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of shareholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors.

                Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

                Preferred Stock: Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                The Board of Directors is hereby authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and in connection therewith, the Board of Directors is expressly authorized and empowered to fix and determine any or all of the following provisions of the shares of such series:

(i) the designation of such series and the number of shares which shall constitute such series;

                    (ii) the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

(iii) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

                    (iv) the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

(v) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

(vi) the extent of the voting powers, if any, of the shares of such series;

                   (vii) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

                  (viii) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.

                                   ARTICLE VII

                               Board of Directors

         The Board of Directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2001 annual meeting of shareholders, the term of office of the second class to expire at the 2002 annual meeting of shareholders and the term of office of the third class to expire at the 2003 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. The number of directors which shall constitute the whole Board of Directors of the Corporation and each class thereof shall be as specified pursuant to the Bylaws of the Corporation and may be altered from time to time as may be provided therein; provided, however, the number of directors which shall constitute the whole Board of Directors shall be no more than thirteen (13) and no less than three
(3). Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

                                  ARTICLE VIII

                               Amendment of Bylaws

         The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The shareholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 66-2/3% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of
Article VI of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article VIII must be approved by the affirmative vote of the holders of at least 66-2/3% of the Voting Power, voting together as a single class.

                                                ARTICLE IX

                                          Exculpatory Provisions

         No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 1053 of the Oklahoma General Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article IX is in effect shall be deemed to be doing so in reliance on the provisions of this Article IX, and neither the amendment or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article IX are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

         If the Oklahoma General Corporation Act is amended to further limit or eliminate liability of the Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

                                                 ARTICLE X

                                       Compromise or Arrangement by

                                Corporation With Creditors or Shareholders

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                           Actions By Written Consent

         No action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of
shareholders,   unless  the  action  to  be  effected  by  written   consent  of
shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

         In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article VI of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XI must be approved by the affirmative vote of the holders of at least two-thirds of the Voting Power, voting together as a single class.

         FOURTH: That each one share of common stock, $.01 par value ("Pre-Split Common Stock"), of the Corporation issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Oklahoma, shall be and are hereby automatically reclassified and changed (without any further act) into two (2) fully-paid and nonassessable shares of common stock, $.01 par value ("Post-Split Common Stock"), of the Corporation. Neither certificates nor scrip for fractional shares of Post-Split Common Stock will be issued, but the Corporation shall issue and deliver to the holders of Pre-Split Common Stock, whole shares of Post-Split Common Stock taking into account any fractional shares created by reason of such reclassification by rounding up to the next highest number.

         FIFTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 1077 and 1080 of the Oklahoma General Corporation Act, after being proposed by the directors and adopted by the shareholders in the manner and by the vote prescribed in Section 1073A of the Oklahoma General Corporation Act.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its President and attested to by its Secretary this ___ day of ____________________, 2000.

                                                     CATALOG.COM, INC.
                                      By:__________________________________
                                                 Robert W. Crull, President

         ATTEST:

         -------------------------------
         Douglas A. Branch, Secretary

         Catalog.com\corpdoc\amdcertinc